Exhibit 10.57

FIRST AMENDMENT

THIS FIRST AMENDMENT (this “Amendment”) dated as of December     , 2007 is among ICT Group, Inc., a Pennsylvania corporation (the “Borrower”), the Guarantors identified on the signature pages hereto (the “Guarantors”), the Lenders identified on the signature pages hereto and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, revolving credit facilities have been extended to the Borrower pursuant to the Amended and Restated Credit Agreement (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) dated as of June 24, 2005 among the Borrower, the Guarantors, the Lenders identified therein and the Administrative Agent; and

WHEREAS, the Borrower has requested certain modifications to the Credit Agreement and the Required Lenders have agreed to the requested modifications on the terms set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2. Amendment. The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is amended to read as follows:

“Consolidated EBITDA” means, for any period for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus the following to the extent deducted in calculating such Consolidated Net Income: (a) Consolidated Interest Charges for such period, (b) the provision for federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for such period, (c) the amount of depreciation and amortization expense for such period, (d) non-cash accruals, or one or more cash payments made during 2005, which non-cash accruals and cash payments do not exceed $15 million in the aggregate, relating to the Settlement Agreement, (e) non-cash charges relating to the write-down of goodwill in an aggregate amount up to $10 million in any fiscal year, (f) non-cash charges incurred during the fiscal year ending December 31, 2007 in connection with a valuation allowance recorded in September 2007 against deferred tax assets relating to US net operating losses in an aggregate amount up to $6,800,000 and (g) restructuring charges incurred during the fiscal year ending December 31, 2007 in connection with ongoing lease obligations, asset impairment and severance in an aggregate amount up to $7,646,000, all as determined in accordance with GAAP but excluding extraordinary gains and losses and the related tax effects thereon.

3. Conditions Precedent. This Amendment shall be effective as of the date hereof upon execution of this Amendment by the Loan Parties and the Required Lenders.

4. Amendment is a “Loan Document”. This Amendment is a Loan Document.

5. Reaffirmation of Representations and Warranties. Each Loan Party represents and warrants that, after giving effect to this Amendment, the representations and warranties set forth in the Loan Documents are true and correct in all material respects as of the date hereof (except those that expressly relate to an earlier period).

6. Reaffirmation of Obligations. Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents.

7. Reaffirmation of Security Interests. Each Loan Party (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (b) agrees that this Amendment shall in no manner impair or otherwise adversely effect any of the Liens granted in or pursuant to the Loan Documents.

8. No Other Changes. Except as modified hereby, all of the terms and provisions of the Loan Documents (including schedules and exhibits thereto) shall remain in full force and effect.

9. Counterparts; Facsimile Delivery. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be effective as an original.

10. Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this First Amendment to be duly executed and delivered as of the date first above written.

BORROWER:

ICT GROUP, INC., a Pennsylvania corporation

By:
Name:	Vincent A. Paccapaniccia
Title:	Executive Vice President, Chief Financial Officer

GUARANTORS:

YARDLEY ENTERPRISES, INC., a Delaware corporation

By:
Name:	Vincent A. Paccapaniccia
Title:	Chief Financial Officer and Treasurer

ICT INTERNATIONAL, INC., a Delaware corporation

By:
Name:	Vincent A. Paccapaniccia
Title:	Chief Financial Officer and Treasurer

HARVEST RESOURCES, INC., a Delaware corporation

By:
Name:	Vincent A. Paccapaniccia
Title:	Chief Financial Officer and Treasurer

[Signature Pages Continue]

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

LENDER:

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:
Name:	Mary Giermek
Title:	Senior Vice President

CITIZENS BANK

By:
Name:
Title:

LASALLE BANK NATIONAL ASSOCIATION

By:
Name:
Title:

SOVEREIGN BANK

By:
Name:
Title:

MANUFACTURERS & TRADERS TRUST COMPANY

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title: